  Exhibit 99.1

Press Release

Linde Reports First-Quarter 2020 Results

Financial Highlights
➢
Strong operating cash flow of $1.3 billion, up 26% versus prior year
➢
Robust balance sheet with ample liquidity for growth opportunities
➢
Operating profit of $0.7 billion, up 20% versus prior year; adjusted operating profit of $1.4 billion up 11%
➢
Operating profit margin up 210 bps, adjusted operating profit margin up 240 bps versus prior year
➢
EPS of $1.07 up 35% versus prior year, adjusted EPS of $1.89 up 12%

Guildford, UK, May 7, 2020 – Linde plc (NYSE: LIN; FWB: LIN) today reported first-quarter 2020 income from continuing operations of $571 million and diluted earnings per share of $1.07. Excluding Linde AG purchase accounting impacts and other charges, adjusted income from continuing operations was $1,009 million, up 9% versus prior year. Adjusted earnings per share were $1.89, 12% above prior year, or 15% higher when excluding negative currency translation effects.

Linde’s sales for the first quarter were $6,739 million, 1% above prior year, excluding negative currency translation and cost pass-through. Price improved 2% and was attained across all geographic segments, but was partially offset by volume decrease of approximately 1% due mainly to the impact of the COVID-19 pandemic.

First-quarter operating profit was $733 million. Adjusted operating profit of $1,352 million was 11% above prior year or 14% higher when excluding unfavorable currency translation effects.

First-quarter operating cash flow of $1,347 million increased $279 million or 26% over prior year. During the quarter, the company invested $803 million in capital expenditures and returned $2,326 million to shareholders through dividends of $511 million and stock repurchases, net of issuance, of $1,815 million.

Commenting on the financial results, Chief Executive Officer Steve Angel said, “Linde delivered another strong quarter with EPS increasing 15%, excluding currency translation. Furthermore, operating cash flow grew 26% and operating profit margin expanded 240 basis points from prior year.”

“Linde entered 2020 with a very robust balance sheet, $10 billion of contractually secured backlog and significant opportunities to enhance the portfolio and overall business quality – all of which will serve us well during these uncertain times. And, we continue to successfully navigate this crisis through the dedication and hard work of all Linde employees maintaining safe and reliable supply to our customers, including critical medical gases, services and equipment for those afflicted by COVID-19.”

Angel continued, “While it is very difficult to predict the future impact, I have full confidence in our ability to continue to create shareholder value given our resilient business model and inherent opportunities to mitigate macroeconomic headwinds.”

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First-Quarter 2020 Results by Segment
Americas sales of $2,677 million were 1% below prior-year quarter and down 2% sequentially. Excluding negative currency translation and cost pass-through, sales versus prior year were up 4%. Price increased 2% and volume also grew 2% led mainly by the resilient healthcare and food & beverage end markets. Operating profit of $661 million was 24.7% of sales, up 310 basis points versus prior-year quarter.

APAC (Asia Pacific) sales of $1,336 million were 6% below prior year and decreased 5% sequentially. Excluding negative currency translation, sales versus prior year were down 3%. Price increased 2% but was more than offset by negative volumes driven by customer shutdowns due to the COVID-19 impact, primarily in China, and higher sale of equipment in the prior-year quarter. Operating profit of $281 million was 21.0% of sales, up $8 million and 190 basis points versus prior year.

EMEA (Europe, Middle East & Africa) sales of $1,633 million were down 3% versus prior year and negative 1% sequentially. Excluding unfavorable currency and cost pass-through, sales increased 1% versus prior year. Pricing was up 2% but was partially offset by negative volumes primarily due to weaker manufacturing activity. Operating profit of $355 million was 21.7% of sales, up 110 basis points versus prior-year quarter.

Linde Engineering sales were $608 million and operating profit was $91 million or 15% of sales. Operating profit grew 17% versus prior year due primarily to strong project execution and productivity initiatives.

A teleconference on Linde’s first-quarter 2020 results is being held today at 10:00 am EST. The U.S. Toll-Free Dial-In Number is 1 855 758 5442; the access code is 3688359. The call is also available as a live webcast and on-demand at www.linde.com/investors. Materials to be used in the teleconference are also available on the website.

About Linde
Linde is a leading global industrial gases and engineering company with 2019 sales of $28 billion (€25 billion). We live our mission of making our world more productive every day by providing high-quality solutions, technologies and services which are making our customers more successful and helping to sustain and protect our planet.

The company serves a variety of end markets including chemicals & refining, food & beverage, electronics, healthcare, manufacturing and primary metals. Linde’s industrial gases are used in countless applications, from life-saving oxygen for hospitals to high-purity & specialty gases for electronics manufacturing, hydrogen for clean fuels and much more. Linde also delivers state-of-the-art gas processing solutions to support customer expansion, efficiency improvements and emissions reductions.

For more information about the company and its products and services, please visit www.linde.com

See the attachments for a summary of non-GAAP reconciliations and calculations for adjusted amounts.

Attachments: Summary Non-GAAP Reconciliations, Statements of Income, Balance Sheets, Statements of Cash Flows, Segment Information and Appendix: Non-GAAP Measures and Reconciliations.

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Forward-looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as: anticipate, believe, intend, estimate, expect, continue, should, could, may, plan, project, predict, will, potential, forecast, and similar expressions. They are based on management’s reasonable expectations and assumptions as of the date the statements are made but involve risks and uncertainties. These risks and uncertainties include, without limitation: that Linde plc may be unable to achieve expected synergies from the business combination of Praxair and Linde AG or that it may take longer or be more costly than expected to achieve those synergies; the performance of stock markets generally; developments in worldwide and national economies and other international events and circumstances, including trade conflicts and tariffs; changes in foreign currencies and in interest rates; the cost and availability of electric power, natural gas and other raw materials; the ability to achieve price increases to offset cost increases; catastrophic events including natural disasters, epidemics and acts of war and terrorism; the ability to attract, hire, and retain qualified personnel; the impact of changes in financial accounting standards; the impact of changes in pension plan liabilities; the impact of tax, environmental, healthcare and other legislation and government regulation in jurisdictions in which the company operates; the cost and outcomes of investigations, litigation and regulatory proceedings; the impact of potential unusual or non-recurring items; continued timely development and market acceptance of new products and applications; the impact of competitive products and pricing; future financial and operating performance of major customers and industries served; the impact of information technology system failures, network disruptions and breaches in data security; and the effectiveness and speed of integrating new acquisitions into the business. These risks and uncertainties may cause actual future results or circumstances to differ materially from accounting principles generally accepted in the United States of America, International Financial Reporting Standards or adjusted projections, estimates or other forward-looking statements.

Linde plc assumes no obligation to update or provide revisions to any forward-looking statement in response to changing circumstances. The above listed risks and uncertainties are further described in Item 1A Risk Factors in Linde plc's Form 10-K for the fiscal year ended December 31, 2019 filed with the SEC on March 2, 2020 and in subsequent filings with the SEC, which should be reviewed carefully. Please consider Linde plc’s forward-looking statements in light of those risks.

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LINDE PLC AND SUBSIDIARIES
SUMMARY NON-GAAP RECONCILIATIONS
(UNAUDITED)

The following adjusted amounts are Non-GAAP measures and are intended to supplement investors' understanding of the company's financial statements by providing measures which investors, financial analysts and management use to help evaluate the company's operating performance. Items which the company does not believe to be indicative of ongoing business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures. See the "NON-GAAP MEASURES AND RECONCILIATIONS" starting on page 9 for additional details relating to the adjustments.

(Millions of dollars, except per share amounts)

	Sales		Operating Profit		Income from Continuing Operations		Diluted EPS from Continuing Operations
	2020	2019	2020	2019	2020	2019	2020	2019
Quarter Ended March 31
Reported GAAP Amounts	$6,739	$6,944	$733	$609	$571	$435	$1.07	$0.79
Cost reduction program and other charges (a)	—	—	131	89	95	70	0.18	0.13
Pension settlement charges (b)	—	—	—	—	—	51	—	0.09
Merger-related divestitures (c)	—	(30)	—	(7)	—	(5)	—	(0.01)
Purchase accounting impacts - Linde AG (d)	—	—	488	531	343	376	0.64	0.69
Total adjustments	—	(30)	619	613	438	492	0.82	0.90
Adjusted amounts	$6,739	$6,914	$1,352	$1,222	$1,009	$927	$1.89	$1.69

(a) To adjust for cost reduction program and other charges.
(b) To adjust for pension settlement charges relates to the merger.
(c) To adjust for the results of Praxair's merger-related divestitures.
(d) To adjust for purchase accounting impacts related to the merger.

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LINDE PLC AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF INCOME
(Millions of dollars, except per share data)
(UNAUDITED)

	Quarter Ended
	March 31,
	2020	2019

SALES	$6,739	$6,944
Cost of sales	3,843	4,116
Selling, general and administrative	861	879
Depreciation and amortization	1,142	1,223
Research and development	44	46
Cost reduction programs and other charges	131	89
Other income (expense) - net	15	18
OPERATING PROFIT	733	609
Interest expense - net	24	23
Net pension and OPEB cost (benefit), excluding service cost	(45)	15
INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES AND EQUITY INVESTMENTS	754	571
Income taxes	165	140
INCOME FROM CONTINUING OPERATIONS BEFORE EQUITY INVESTMENTS	589	431
Income from equity investments	17	34
INCOME FROM CONTINUING OPERATIONS (INCLUDING NONCONTROLLING INTERESTS)	606	465
Add: income from discontinued operations, net of tax	2	89
INCOME (INCLUDING NONCONTROLLING INTERESTS)	608	554
Less: noncontrolling interests from continuing operations	(35)	(30)
Less: noncontrolling interests from discontinued operations	—	(7)
NET INCOME - LINDE PLC	$573	$517

NET INCOME - LINDE PLC
Income from continuing operations	$571	$435
Income from discontinued operations	$2	$82

PER SHARE DATA - LINDE PLC SHAREHOLDERS

Basic earnings per share from continuing operations	$1.07	$0.80
Basic earnings per share from discontinued operations	—	0.15
Basic earnings per share	$1.07	$0.95

Diluted earnings per share from continuing operations	$1.07	$0.79
Diluted earnings per share from discontinued operations	—	0.15
Diluted earnings per share	$1.07	$0.94

Cash dividends	$0.963	$0.875

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic shares outstanding (000's)	531,215	545,554
Diluted shares outstanding (000's)	534,956	549,147

Note: See page 9 for a reconciliation to adjusted amounts which are Non-GAAP.

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEET
(Millions of dollars)
(UNAUDITED)

	March 31,	December 31,
	2020	2019
ASSETS
Cash and cash equivalents	$4,014	$2,700
Accounts receivable - net	4,084	4,322
Contract assets	311	368
Inventories	1,689	1,697
Assets held for sale	160	125
Prepaid and other current assets	1,255	1,140
TOTAL CURRENT ASSETS	11,513	10,352
Property, plant and equipment - net	27,418	29,064
Goodwill	26,073	27,019
Other intangibles - net	15,339	16,137
Other long-term assets	4,026	4,040
TOTAL ASSETS	$84,369	$86,612

LIABILITIES AND EQUITY
Accounts payable	$2,965	$3,266
Short-term debt	4,848	1,732
Current portion of long-term debt	2,006	1,531
Contract liabilities	1,854	1,758
Liabilities of assets held for sale	45	2
Other current liabilities	3,772	3,871
TOTAL CURRENT LIABILITIES	15,490	12,160
Long-term debt	10,021	10,693
Other long-term liabilities	11,615	12,124
TOTAL LIABILITIES	37,126	34,977

REDEEMABLE NONCONTROLLING INTERESTS	92	113

LINDE PLC SHAREHOLDERS' EQUITY:
Common stock	1	1
Additional paid-in capital	40,185	40,201
Retained earnings	16,850	16,842
Accumulated other comprehensive income (loss)	(7,388)	(4,814)
Less: Treasury stock, at cost	(4,872)	(3,156)
Total Linde plc shareholders' equity	44,776	49,074
Noncontrolling interests	2,375	2,448
TOTAL EQUITY	47,151	51,522
TOTAL LIABILITIES AND EQUITY	$84,369	$86,612

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LINDE PLC AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Millions of dollars)
(UNAUDITED)

	Quarter Ended
	March 31,
	2020	2019
OPERATIONS
Net income - Linde plc	$573	$517
Less: income from discontinued operations, net of tax and noncontrolling interests	(2)	(82)
Add: noncontrolling interests	35	30
Net income (including noncontrolling interests)	606	465

Adjustments to reconcile net income to net cash provided by operating activities:
Cost reduction programs and other charges, net of payments (a)	40	(167)
Depreciation and amortization	1,142	1,223
Accounts receivable	(109)	(56)
Contract assets and liabilities, net	176	(84)
Inventory	(62)	(32)
Payables and accruals	(183)	(31)
Pension contributions	(17)	(18)
Deferred income taxes and other	(246)	(232)
Net cash provided by operating activities	1,347	1,068

INVESTING
Capital expenditures	(803)	(843)
Acquisitions, net of cash acquired	(41)	(152)
Divestitures and asset sales	231	3,455
Net cash provided by (used for) investing activities	(613)	2,460

FINANCING
Debt increase (decrease) - net	3,112	(1,027)
Issuances of ordinary shares	13	28
Purchases of ordinary shares	(1,828)	(725)
Cash dividends - Linde plc shareholders	(511)	(477)
Noncontrolling interest transactions and other	(27)	(10)
Net cash provided by (used for) financing activities	759	(2,211)

DISCONTINUED OPERATIONS
Cash provided by operating activities	—	63
Cash provided by investing activities	—	(58)
Cash provided by financing activities	—	5
Net cash provided by (used for) discontinued operations	—	10

Effect of exchange rate changes on cash and cash equivalents	(179)	8

Change in cash and cash equivalents	1,314	1,335
Cash and cash equivalents, beginning-of-period	2,700	4,466
Cash and cash equivalents, including discontinued operations	4,014	5,801
Cash and cash equivalents of discontinued operations	—	(10)
Cash and cash equivalents, end-of-period	$4,014	$5,791

(a) Cost reduction programs and other charges cash outflows were $91 million and $256 million for the quarters ended March 31, 2020 and 2019, respectively.

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LINDE PLC AND SUBSIDIARIES
SEGMENT INFORMATION
(Millions of dollars)
(UNAUDITED)

	Quarter Ended March 31,
	2020	2019
SALES
Americas	$2,677	$2,702
EMEA	1,633	1,682
APAC	1,336	1,427
Engineering	608	636
Other	485	467
Segment sales	$6,739	$6,914
Merger-related divestitures (a)	—	30
Total sales	$6,739	$6,944

OPERATING PROFIT
Americas	$661	$584
EMEA	355	347
APAC	281	273
Engineering	91	78
Other	(36)	(60)
Segment operating profit	$1,352	$1,222
Cost reduction programs and other charges	(131)	(89)
Merger-related divestitures (a)	—	7
Purchase accounting impacts - Linde AG	(488)	(531)
Total operating profit	$733	$609

(a) To adjust for the results of Praxair's merger-related divestitures.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

The following Non-GAAP measures are intended to supplement investors’ understanding of the company’s financial information by providing measures which investors, financial analysts and management use to help evaluate the company’s operating performance and liquidity. Items which the company does not believe to be indicative of on-going business trends are excluded from these calculations so that investors can better evaluate and analyze historical and future business trends on a consistent basis. Definitions of these Non-GAAP measures may not be comparable to similar definitions used by other companies and are not a substitute for similar GAAP measures.

	2020	2019
	Q1	Q4	Q3	Q2	Q1
Adjusted Sales
Reported Sales	$6,739	$7,080	$7,000	$7,204	$6,944
Less: Merger-related divestitures (d)	—	(3)	(7)	(25)	(30)
Adjusted Sales	$6,739	$7,077	$6,993	$7,179	$6,914

Adjusted Operating Profit and Operating Margin
Reported operating profit	$733	$655	$1,000	$669	$609
Less: Merger-related divestitures (d)	—	(1)	(2)	(6)	(7)
Add: Cost reduction programs and other charges	131	212	125	141	89
Less: Net gain on sale of businesses	—	—	(164)	—	—
Add: Purchase accounting impacts - Linde AG (c)	488	481	425	515	531
Total adjustments	619	692	384	650	613
Adjusted operating profit	$1,352	$1,347	$1,384	$1,319	$1,222

Reported percentage change	20%
Adjusted percentage change	11%

Reported sales	$6,739	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$6,739	$7,077	$6,993	$7,179	$6,914

Reported operating margin	10.9%	9.3%	14.3%	9.3%	8.8%
Adjusted operating margin	20.1%	19.0%	19.8%	18.4%	17.7%

Adjusted Depreciation and amortization
Reported depreciation and amortization	$1,142	$1,162	$1,095	$1,195	$1,223
Less: Purchase accounting impacts - Linde AG (c)	(476)	(481)	(423)	(515)	(521)
Adjusted depreciation and amortization	$666	$681	$672	$680	$702

Adjusted Net Pension and OPEB Cost (Benefit), Excluding Service Cost
Reported net pension and OPEB cost (benefit), excluding service cost	$(45)	$(25)	$2	$(24)	$15
Add: Pension settlement charges	—	(6)	(40)	(10)	(51)
Adjusted Net Pension and OPEB cost (benefit), excluding service costs	$(45)	$(31)	$(38)	$(34)	$(36)

Adjusted Interest Expense - Net
Reported interest expense - net	$24	$8	$(3)	$10	$23
Add: Purchase accounting impacts - Linde AG (c)	22	22	22	25	27
Adjusted interest expense - net	$46	$30	$19	$35	$50

Adjusted Income Taxes (a)
Reported income taxes	$165	$162	$298	$169	$140
Add: Purchase accounting impacts - Linde AG (c)	122	105	99	119	127
Add: Cost reduction programs and other charges	36	54	1	28	19
Less: Merger-related divestitures (d)	—	—	(1)	(2)	(2)
Less: Net gain on sale of businesses	—	—	(49)	—	—
Total adjustments	158	159	50	145	144
Adjusted income taxes	$323	$321	$348	$314	$284

Adjusted Effective Tax Rate (a)
Reported income before income taxes and equity investments	$754	$672	$1,001	$683	$571
Less: Merger-related divestitures (d)	—	(1)	(2)	(6)	(7)
Add: Pension settlement charge	—	6	40	10	51
Add: Purchase accounting impacts - Linde AG (c)	466	459	403	490	504
Add: Cost reduction programs and other charges	131	212	125	141	89
Less: Net gain on sale of businesses	—	—	(164)	—	—
Total adjustments	597	676	402	635	637
Adjusted income before income taxes and equity investments	$1,351	$1,348	$1,403	$1,318	$1,208

Reported Income taxes	$165	$162	$298	$169	$140
Reported effective tax rate	21.9%	24.1%	29.8%	24.7%	24.5%

Adjusted income taxes	$323	$321	$348	$314	$284
Adjusted effective tax rate	23.9%	23.8%	24.8%	23.8%	23.5%

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars, except per share data)
(UNAUDITED)

Income from Equity Investments
Reported income from equity investments	$17	$24	$28	$28	$34
Add: Purchase accounting impacts - Linde AG (c)	14	14	15	14	14
Adjusted income from equity investments	$31	$38	$43	$42	$48

Adjusted Noncontrolling Interests from Continuing Operations
Reported noncontrolling interests from continuing operations	$(35)	$(27)	$(3)	$(29)	$(30)
Add: Cost reduction programs and other charges	—	—	(35)	—	—
Add: Purchase accounting impacts - Linde AG (c)	(15)	(14)	(8)	(17)	(15)
Total adjustments	(15)	(14)	(43)	(17)	(15)
Adjusted noncontrolling interests from continuing operations	$(50)	$(41)	$(46)	$(46)	$(45)

Adjusted Income from Continuing Operations (b)
Reported income from continuing operations	$571	$507	$728	$513	$435
Add: Pension settlement charge	—	8	40	—	51
Less: Merger-related divestitures (d)	—	(1)	(2)	(4)	(5)
Add: Cost reduction programs and other charges	95	156	89	123	70
Less: Net gain on sale of business	—	—	(115)	—	—
Add: Purchase accounting impacts - Linde AG (c)	343	354	312	368	376
Total adjustments	438	517	324	487	492
Adjusted income from continuing operations	$1,009	$1,024	$1,052	$1,000	$927

Adjusted Diluted EPS from Continuing Operations (b)
Reported diluted EPS from continuing operations	$1.07	$0.94	$1.34	$0.94	$0.79
Add: Pension settlement charge	—	0.01	0.07	—	0.09
Add: Cost reduction programs and other charges	0.18	0.29	0.17	0.23	0.13
Less: Merger-related divestitures (d)	—	—	(0.01)	(0.01)	(0.01)
Less: Net gain on sale of business	—	—	(0.21)	—	—
Add: Purchase accounting impacts - Linde AG	0.64	0.65	0.58	0.67	0.69
Total adjustments	0.82	0.95	0.60	0.89	0.90
Adjusted diluted EPS from continuing operations	$1.89	$1.89	$1.94	$1.83	$1.69

Adjusted EBITDA and % of Sales
Income from continuing operations	$571	$507	$728	$513	$435
Add: Noncontrolling interests related to continuing operations	35	27	3	29	30
Add: Net pension and OPEB cost (benefit), excluding service cost	(45)	(25)	2	(24)	15
Add: Interest expense	24	8	(3)	10	23
Add: Income taxes	165	162	298	169	140
Add: Depreciation and amortization	1,142	1,162	1,095	1,195	1,223
EBITDA from continuing operations	1,892	1,841	2,123	1,892	1,866
Less: Merger-related divestitures (d)	—	(1)	(2)	(6)	(7)
Less: Net gain on sale of business	—	—	(164)	—	—
Add: Cost reduction programs and other charges	131	212	125	141	89
Add: Purchase accounting impacts - Linde AG	26	14	17	14	24
Total adjustments	157	225	(24)	149	106
Adjusted EBITDA from continuing operations	$2,049	$2,066	$2,099	$2,041	$1,972

Reported sales	$6,739	$7,080	$7,000	$7,204	$6,944
Adjusted sales	$6,739	$7,077	$6,993	$7,179	$6,914
% of sales
EBITDA from continuing operations	28.1%	26.0%	30.3%	26.3%	26.9%
Adjusted EBITDA from continuing operations	30.4%	29.2%	30.0%	28.4%	28.5%

(a) The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
(b) Net of income taxes which are shown separately in “Adjusted Income Taxes and Effective Tax Rate”.
(c) The company believes that its non-GAAP measures excluding Purchase accounting impacts - Linde AG are useful to investors because: (i) the business combination was a merger of equals in an all-stock merger transaction, with no cash consideration, (ii) the company is managed on a geographic basis and the results of certain geographies are more heavily impacted by purchase accounting than others, causing results that are not comparable at the reportable segment level, therefore, the impacts of purchasing accounting adjustments to each segment vary and are not comparable within the company and when compared to other companies in similar regions, (iii) business management is evaluated and variable compensation is determined based on results excluding purchase accounting impacts, and; (iv) it is important to investors and analysts to understand the purchase accounting impacts to the financial statements.
A summary of each of the adjustments made for Purchase accounting impacts - Linde AG are as follows:
Adjusted Operating Profit and Margin: The purchase accounting adjustments for the periods presented relate primarily to depreciation and amortization related to the fair value step up of fixed assets and intangible assets (primarily customer related) acquired in the merger.
Adjusted Interest Expense - Net: Relates to the amortization of the fair value of debt acquired in the merger.
Adjusted Income Taxes and Effective Tax Rate: Relates to the current and deferred income tax impact on the adjustments discussed above. The income tax expense (benefit) on the non-GAAP pre-tax adjustments was determined using the applicable tax rates for the jurisdictions that were utilized in calculating the GAAP income tax expense (benefit) and included both current and deferred income tax amounts.
Adjusted Income from Equity Investments: Represents the amortization of increased fair value on equity investments related to depreciable and amortizable assets.
Adjusted Noncontrolling Interests from Continuing Operations: Represents the noncontrolling interests’ ownership portion of the adjustments described above determined on an entity by entity basis.
(d) To adjust for the results of Praxair's merger-related divestitures.

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LINDE PLC AND SUBSIDIARIES
APPENDIX
NON-GAAP MEASURES AND RECONCILIATIONS
(Millions of dollars)
(UNAUDITED)

2020	2019				2018
Q1	Q4	Q3	Q2	Q1	Q4

Net Debt - Net debt is a financial liquidity metric used by investors, financial analysts and management to evaluate the ability of a company to repay its debt and is calculated as total debt (excluding purchase accounting impacts) less liquid assets.

Debt	$16,875	$13,956	$13,201	$13,957	$14,146	$15,296
Less: Cash and cash equivalents	(4,014)	(2,700)	(2,120)	(2,686)	(5,791)	(4,466)
Net debt	12,861	11,256	11,081	11,271	8,355	10,830
Less: Purchase accounting impacts - Linde AG	(170)	(195)	(211)	(243)	(262)	(291)
Adjusted net debt	$12,691	$11,061	$10,870	$11,028	$8,093	$10,539
Less: Net assets held for sale	(115)	(123)	(223)	(272)	(1,629)	(4,730)
Adjusted net debt less net assets held for sale	$12,576	$10,938	$10,647	$10,756	$6,464	$5,809

Equity and redeemable noncontrolling interests:
Redeemable noncontrolling interests	92	113	14	15	15	16
Linde plc shareholders' equity	44,776	49,074	48,953	50,564	51,175	51,596
Noncontrolling interests	2,375	2,448	2,341	2,315	5,457	5,484
Total equity and redeemable noncontrolling interests	47,243	51,635	51,308	52,894	56,647	57,096

Reported capital	59,989	62,768	62,166	63,893	63,373	63,196
Adjusted capital	59,819	62,573	61,955	63,650	63,111	62,905

Less: Linde AG Goodwill	24,256	24,256	24,197	24,197	24,197	24,146
Less: Linde AG Indefinite lived intangibles	1,868	1,868	1,868	1,868	1,868	1,648
Adjusted capital	$33,695	$36,449	$35,890	$37,585	$37,046	$37,111

After-tax Return on Capital and Adjusted After-tax Return on Capital (ROC) - After-tax return on capital is a measure used by investors, financial analysts and management to evaluate the return on net assets employed in the business. ROC measures the after-tax operating profit that the company was able to generate with the investments made by all parties in the business (debt, noncontrolling interests and Linde plc shareholders’ equity).

Reported income from continuing operations	$571	$507	$728	$513	$435	$2,870
Add: noncontrolling interests from continuing operations	35	27	3	29	30	(33)
Add: interest expense - net	24	8	(3)	10	23	72
Less: tax benefit on interest expense - net *	(6)	(2)	1	(3)	(6)	(18)
Reported NOPAT	$624	$540	$729	$549	$482	$2,891

Adjusted income from continuing operations	$1,009	$1,024	$1,052	$1,000	$927	$841
Add: adjusted noncontrolling interests from continuing operations	50	41	46	46	45	40
Add: adjusted interest expense - net	46	30	19	35	50	50
Less: tax benefit on interest expense - net *	(12)	(7)	(5)	(9)	(13)	(13)
Adjusted NOPAT	$1,093	$1,088	$1,112	$1,072	$1,009	$919

4-quarter trailing reported NOPAT	$2,442	$2,300
4-quarter trailing adjusted NOPAT	$4,365	$4,281

Ending capital (see above)	$59,989	$62,768
5-quarter average ending capital	$62,438	$63,079

Ending adjusted capital (see above)	$33,695	$36,449
5-quarter average ending adjusted capital	$36,133	$36,816

After-tax ROC (4 quarter reported NOPAT / 5-quarter average ending capital)	3.9%	3.6%
Adjusted after-tax ROC (4 quarter trailing adjusted NOPAT / 5-quarter average ending adjusted capital)	12.1%	11.6%

*      Tax benefit on interest expense - net is generally presented using the reported effective rate.

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